Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A8 of our report dated May 10, 2018, relating to the financial statements of Arrestage International, Inc., as of December 31, 2017 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC
Certified Public Accountants
Lakewood, Colorado

July 19, 2018